UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
       Date of Report (Date of earliest event reported) November 8, 2005

                                   Dtomi, Inc.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27277
                            (Commission File Number)

                                   98-0207554
                        (IRS Employer Identification No.)

                            305 - 1847 West Broadway
                           Vancouver, British Columbia
                                 Canada V6J 1Y6
               (Address of principal executive offices)(Zip Code)

                                 (604) 696-6313
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Effective as of October 24, 2005, Dtomi, Inc. ("Dtomi"), entered into Amendment No. 1 (the "Amendment No. 1"), amending the Agreement and Plan of Reorganization (the "Agreement") dated August 25, 2005, previously reported on a Form 8-K filed October 12, 2005.

Pursuant to Amendment No. 1, Dtomi agreed to issue one million one hundred thirty-eight thousand eight hundred eighty (1,138,880) shares of common stock for the acquisition of Vocalscape Networks, Inc.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On November 8, 2005, Dtomi's Board of Directors ratified, approved and confirmed the issuance of one million one hundred thirty-eight thousand eight hundred eighty (1,138,880) shares of common stock to one of its shareholders, pursuant to the Agreement. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 as a transaction not involving a public offering.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

The Board of Directors accepted the resignation of John Simpson as a director of the Corporation, effective November 8, 2005.

EXHIBITS NO.               DESCRIPTION

2.2              Amendment No. 1 to Agreement and Plan of Reorganization.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Dtomi, Inc
                                       (Registrant)


Date: November 21, 2005                By: /s/ Robert W. Koch
                                          ------------------------------
                                          Name:  Robert W. Koch
                                          Title: Chief Executive Officer